   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1996

                                                      REGISTRATION NO. 333-13183
================================================================================
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 3 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                   VIASAT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              3663                             33-0174996
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)

                               2290 COSMOS COURT
                           CARLSBAD, CALIFORNIA 92009
                                 (619) 438-8099
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                MARK D. DANKBERG
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  VIASAT, INC.
                               2290 COSMOS COURT
                           CARLSBAD, CALIFORNIA 92009
                                 (619) 438-8099
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

      THOMAS A. EDWARDS, ESQ.             GREGORY D. MONAHAN, ESQ.                GARY APFEL, ESQ.
          LATHAM & WATKINS            VICE PRESIDENT, CHIEF FINANCIAL         KAYE, SCHOLER, FIERMAN,
     701 "B" STREET, SUITE 2100                   OFFICER                       HAYS & HANDLER, LLP
    SAN DIEGO, CALIFORNIA 92101             AND GENERAL COUNSEL         1999 AVENUE OF THE STARS, SUITE 1600
           (619) 236-1234                       VIASAT, INC.               LOS ANGELES, CALIFORNIA 90067
                                             2290 COSMOS COURT                     (310) 788-1000
                                         CARLSBAD, CALIFORNIA 92009
                                               (619) 438-8099

                             ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following boxand list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                PROPOSED
                                               AMOUNT           MAXIMUM           PROPOSED         AMOUNT OF
         TITLE OF EACH CLASS OF                TO BE         OFFERING PRICE  MAXIMUM AGGREGATE    REGISTRATION
       SECURITIES TO BE REGISTERED         REGISTERED(1)      PER SHARE(2)     OFFERING PRICE        FEE(3)
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value...........  2,530,000 shares       $12.00        $30,360,000         $10,469
=================================================================================================================

(1) Includes 330,000 shares subject to Underwriters' option to cover over-allotments.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(3) Previously paid.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized statement of expenses incurred in connection with this Registration Statement. All such expenses will be paid by the Company.

    Securities and Exchange Commission registration fee.......................  $  10,469
    NASD filing fee...........................................................      3,536
    NASDAQ NMS listing fee....................................................     17,500
    Legal fees and expenses...................................................    250,000
    Accounting fees and expenses..............................................    150,000
    Printing and engraving expenses...........................................    125,000
    Blue Sky fees and expenses................................................     25,000
    Transfer agent and registrar fees.........................................     15,000
    Miscellaneous.............................................................     53,495
                                                                                 --------
              Total...........................................................  $ 650,000
                                                                                 ========

     All of the above items are estimates, except the Securities and Exchange Commission registration fee and the NASD filing fee.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The information contained in the Prospectus under the caption "Description of Capital Stock -- Business Combinations, Certain Charter and Bylaw Provisions" is incorporated by reference herein.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     (a) Securities sold.

     The following table sets forth the date of sale, title and amount of shares of Common Stock sold by the Company within the past three years which were not registered under the Securities Act:

DATE OF SALE         TITLE        NO. OF SHARES     OFFERING PRICE
------------     -------------    -------------     --------------
  03/01/94       Common Stock        140,355           $ 67,370
  10/04/94       Common Stock        111,639             91,544
  06/26/95       Common Stock        117,378            159,634
  07/01/96       Common Stock        112,941            461,929
                                     -------           --------
                                     482,313           $780,477
                                     =======           ========

     In addition, the Company has granted stock options under the 1993 Stock Option Plan since such plan's inception. For a description of these options to employees and directors of the Company, see "Management -- 1993 Stock Option Plan."

     (b) Underwriters and other purchasers.

     Underwriters were not retained in connection with the sale of any of the Company's currently outstanding securities. All sales were made in private sales to employees or directors of the Company.

     (c) Consideration.

     The Common Stock was sold by the Company for cash in the amounts set forth in Item 15(a) above.

     (d) Exemption from registration claimed.

     The Company relied upon an exemption from registration under Section 4(2) of the Securities Act in connection with each of these transactions. All sales were made through private placements to employees or directors of the Company.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.


EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
  1.1     Form of Underwriting Agreement.(1)
  3.1     Amended and Restated Certificate of Incorporation.(1)
  3.2     Bylaws.(1)
  4.1     Form of Common Stock Certificate.(1)
  5.1     Opinion of Latham & Watkins.(1)
 10.1     Preferred Stock Purchase Agreement, dated as of June 11, 1986, by and among the
          Company, Southern California Ventures, Robert W. Johnson and Thomas A. Tisch.(1)
 10.2     Shareholders' Agreement, dated June 11, 1986, by and among Southern California
          Ventures, Robert W. Johnson, Thomas A. Tisch, the Company, Mark D. Dankberg, Steven
          R. Hart and Mark J. Miller.(1)
 10.3     Form of Stock Restriction Agreement by and between the Company and each stockholder of the Company.(1)
 10.4     Form of Invention and Confidential Disclosure Agreement by and between the Company and each employee of the Company.(1)
 10.5     ViaSat, Inc. 1993 Stock Option Plan (the "1993 Stock Option Plan").(1)
 10.6     Form of Incentive Stock Option Agreement under the 1993 Stock Option Plan.(1)
 10.7     Form of Nonqualified Stock Option Agreement under the 1993 Stock Option Plan.(1)
 10.8     The 1996 Equity Participation Plan of ViaSat, Inc. (the "1996 Equity Participation
          Plan").(1)
 10.9     Form of Incentive Stock Option Agreement under the 1996 Equity Participation
          Plan.(1)
 10.10    Form of Nonqualified Stock Option Agreement under the 1996 Equity Participation
          Plan.(1)
 10.11    The ViaSat, Inc. Employee Stock Purchase Plan.(1)
 10.12    ViaSat, Inc. 401(k) Profit Sharing Plan.(1)
 10.13    Loan Agreement, dated as of September 15, 1995, by and between the Company and Union
          Bank.(1)
 10.14    Business Loan Agreement, dated as of April 5, 1994, as amended, by and between the
          Company and Scripps Bank.(1)
 10.15    Equipment Financing Agreement, dated April 28, 1994, by and between the Company and
          Heritage Leasing Capital.(1)
 10.16    Equipment Financing Agreement, dated May 13, 1994, by and between the Company and
          Heritage Leasing Capital.(1)
 10.17    Equipment Financing Agreement, dated September 19, 1994, by and between the Company and Heritage Leasing Capital.(1)
 10.18    Equipment Financing Agreement, dated December 6, 1994, by and between the Company and Heritage Leasing Capital.(1)
 10.19    Sublease, dated as of August 20, 1993, by and between Whittaker Corporation and the
          Company (2290 Cosmos Court, Carlsbad, California).(1)

EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
 10.20    Lease Agreement, dated December 8, 1994, by and between The Campus, LLC and the
          Company (The Campus, Carlsbad, California).(1)
 10.21    Lease, dated March 21, 1995, by and between Nagog Development Co. and the Company
          (125 Nagog Park, Acton, Massachusetts).(1)
 10.22    Lease, dated March 8, 1996, by and between Harry and Wendy Brandon and the Company
          (1900 S. Harbor City Blvd., Melbourne, Florida).(1)
 10.23    Basic Ordering Agreement, dated November 8, 1994, as amended, by and between the
          Company and AT&T acting through its Tridom division.(1)
 10.24    Supply & Services Contract, dated June 2, 1996, by and between HCL Comnet Systems and Services Limited and the Company.(1)
 10.25    Basic Ordering Agreement Subcontract, dated March 4, 1994, by and between Magnavox
          Electronic Systems Company and the Company.(2)
 10.26    Award/Contract, effective March 29, 1996, as amended, issued by Electronic Systems
          Center/MCK Air Force Materiel Command, USAF to the Company.(1)
 10.27    Award/Contract, effective October 2, 1995, issued by Electronic Systems Center/MCK
          Air Force Materiel Command, USAF to the Company.(1)
 10.28    Award/Contract, effective September 29, 1993, as amended, issued by Information
          Technology Acquisition Center to the Company.(1)
 10.29    Turnkey Agreement, dated August 9, 1996, by and between Hutchison Corporate Access
          (HK) Limited and the Company.(1)
 10.30    Award/Contract, effective July 30, 1991, issued by Electronic Systems Division Air
          Force Systems Command, USAF to the Company.(1)
 10.31    Award/Contract, effective September 27, 1993, as amended, issued by Contracting
          Officer Naval Research Laboratory to the Company.(1)
 10.32    Award Contract, effective September 21, 1994, as amended, issued by Technical
          Contract Management Office to the Company.(1)
 10.33    Fixed Price Contract, dated as of October 18, 1995, by and between the Company and
          Spectragraphics.(1)
 10.34    Commitment Letter, dated October 28, 1996, issued by Union Bank to the Company.(1)
 11.1     Statement re computation of per share earnings.(1)
 21.1     Subsidiaries.(1)
 23.1     Consent of Price Waterhouse LLP.(2)
 23.2     Consent of Latham & Watkins (contained in Exhibit 5.1).(1)
 24.1     Power of Attorney.(1)
 27.1     Financial Data Schedule.(1)


---------------
(1) Filed previously.

(2) Filed herewith.

     (b) Financial Statement Schedules.

     All required information is set forth in the financial statements included in the Prospectus constituting part of this Registration Statement.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on November 21, 1996.


                                          ViaSat, Inc.


                                          By: /s/  MARK D. DANKBERG
                                             ----------------------------------
                                                   Mark D. Dankberg
                                                Chairman, President and
                                                Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



           SIGNATURE                           TITLE                       DATE
           ---------                           -----                       ----

/s/  MARK D. DANKBERG                Chairman of the Board,          November 21, 1996
-----------------------------------  President and Chief
Mark D. Dankberg                     Executive Officer (Principal
                                     Executive Officer)

/s/  GREGORY D. MONAHAN*             Vice President, Chief           November 21, 1996
-----------------------------------  Financial Officer and
Gregory D. Monahan                   General Counsel (Principal
                                     Financial Officer and
                                     Principal Accounting
                                     Officer)

/s/  ROBERT W. JOHNSON*              Director                        November 21, 1996
-----------------------------------
Robert W. Johnson


/s/  JEFFREY M. NASH*                Director                        November 21, 1996
-----------------------------------
Jeffrey M. Nash

/s/  B. ALLEN LAY*                   Director                        November 21, 1996
-----------------------------------
B. Allen Lay

*By: /s/  MARK D. DANKBERG
------------------------------------
          Mark D. Dankberg
          Attorney-in-Fact

                                 EXHIBIT INDEX

     The following exhibits are filed as part of this Form S-1 Registration Statement.


EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
  1.1     Form of Underwriting Agreement.(1)
  3.1     Amended and Restated Certificate of Incorporation.(1)
  3.2     Bylaws.(1)
  4.1     Form of Common Stock Certificate.(1)
  5.1     Opinion of Latham & Watkins.(1)
 10.1     Preferred Stock Purchase Agreement, dated as of June 11, 1986, by and among the
          Company, Southern California Ventures, Robert W. Johnson and Thomas A. Tisch.(1)
 10.2     Shareholders' Agreement, dated June 11, 1986, by and among Southern California
          Ventures, Robert W. Johnson, Thomas A. Tisch, the Company, Mark D. Dankberg, Steven
          R. Hart and Mark J. Miller.(1)
 10.3     Form of Stock Restriction Agreement by and between the Company and each stockholder of the Company.(1)
 10.4     Form of Invention and Confidential Disclosure Agreement by and between the Company and each employee of the Company.(1)
 10.5     ViaSat, Inc. 1993 Stock Option Plan (the "1993 Stock Option Plan").(1)
 10.6     Form of Incentive Stock Option Agreement under the 1993 Stock Option Plan.(1)
 10.7     Form of Nonqualified Stock Option Agreement under the 1993 Stock Option Plan.(1)
 10.8     The 1996 Equity Participation Plan of ViaSat, Inc. (the "1996 Equity Participation
          Plan").(1)
 10.9     Form of Incentive Stock Option Agreement under the 1996 Equity Participation
          Plan.(1)
 10.10    Form of Nonqualified Stock Option Agreement under the 1996 Equity Participation
          Plan.(1)
 10.11    The ViaSat, Inc. Employee Stock Purchase Plan.(1)
 10.12    ViaSat, Inc. 401(k) Profit Sharing Plan.(1)
 10.13    Loan Agreement, dated as of September 15, 1995, by and between the Company and Union
          Bank.(1)
 10.14    Business Loan Agreement, dated as of April 5, 1994, as amended, by and between the
          Company and Scripps Bank.(1)
 10.15    Equipment Financing Agreement, dated April 28, 1994, by and between the Company and
          Heritage Leasing Capital.(1)
 10.16    Equipment Financing Agreement, dated May 13, 1994, by and between the Company and
          Heritage Leasing Capital.(1)
 10.17    Equipment Financing Agreement, dated September 19, 1994, by and between the Company and Heritage Leasing Capital.(1)
 10.18    Equipment Financing Agreement, dated December 6, 1994, by and between the Company and Heritage Leasing Capital.(1)
 10.19    Sublease, dated as of August 20, 1993, by and between Whittaker Corporation and the
          Company (2290 Cosmos Court, Carlsbad, California).(1)
 10.20    Lease Agreement, dated December 8, 1994, by and between The Campus, LLC and the
          Company (The Campus, Carlsbad, California).(1)
 10.21    Lease, dated March 21, 1995, by and between Nagog Development Co. and the Company
          (125 Nagog Park, Acton, Massachusetts).(1)

EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
 10.22    Lease, dated March 8, 1996, by and between Harry and Wendy Brandon and the Company
          (1900 S. Harbor City Blvd., Melbourne, Florida).(1)
 10.23    Basic Ordering Agreement, dated November 8, 1994, as amended, by and between the
          Company and AT&T acting through its Tridom division.(1)
 10.24    Supply & Services Contract, dated June 2, 1996, by and between HCL Comnet Systems and Services Limited and the Company.(1)
 10.25    Basic Ordering Agreement Subcontract, dated March 4, 1994, by and between Magnavox
          Electronic Systems Company and the Company.(2)
 10.26    Award/Contract, effective March 29, 1996, as amended, issued by Electronic Systems
          Center/MCK Air Force Materiel Command, USAF to the Company.(1)
 10.27    Award/Contract, effective October 2, 1995, issued by Electronic Systems Center/MCK
          Air Force Materiel Command, USAF to the Company.(1)
 10.28    Award/Contract, effective September 29, 1993, as amended, issued by Information
          Technology Acquisition Center to the Company.(1)
 10.29    Turnkey Agreement, dated August 9, 1996, by and between Hutchison Corporate Access
          (HK) Limited and the Company.(1)
 10.30    Award/Contract, effective July 30, 1991, issued by Electronic Systems Division Air
          Force Systems Command, USAF to the Company.(1)
 10.31    Award/Contract, effective September 27, 1993, as amended, issued by Contracting
          Officer Naval Research Laboratory to the Company.(1)
 10.32    Award Contract, effective September 21, 1994, as amended, issued by Technical
          Contract Management Office to the Company.(1)
 10.33    Fixed Price Contract, dated as of October 18, 1995, by and between the Company and
          Spectragraphics.(1)
 10.34    Commitment Letter, dated October 28, 1996, issued by Union Bank to the Company.(1)
 11.1     Statement re computation of per share earnings.(1)
 21.1     Subsidiaries.(1)
 23.1     Consent of Price Waterhouse LLP.(2)
 23.2     Consent of Latham & Watkins (contained in Exhibit 5.1).(1)
 24.1     Power of Attorney.(1)
 27.1     Financial Data Schedule.(1)


---------------
(1) Filed previously.

(2) Filed herewith.